Exhibit (a)(1)(iii)

NOTICE OF GUARANTEED DELIVERY
(Not to be used for Signature Guarantee)

for
Tender of Shares of Common Stock
by

PROSPER MARKETPLACE, INC.

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK TIME, ON JULY 16, 2014,
UNLESS PROSPER EXTENDS THE OFFER.

As set forth in Section 3 of the offer to purchase for cash, dated June 18, 2014, you must use this notice of guaranteed delivery (or a manually signed facsimile of it) to accept the Offer (as defined below) if:

(a)            your stock certificate(s) are not immediately available or you cannot deliver your certificate(s) prior to the “Expiration Date” (as defined in Section 1 of the offer to purchase for cash); or

(b)            time will not permit a properly completed and duly executed letter of transmittal and all other required documents to reach us before the Expiration Date.

You may deliver this notice of guaranteed delivery (or a facsimile of it), signed and properly completed, by mail, overnight courier or facsimile transmission so that we receive it before the Expiration Date.  See Section 3 of the offer to purchase for cash and Instruction 2 to the letter of transmittal.

Prosper Marketplace, Inc.

101 Second Street
15th Floor
San Francisco, California 94105
c/o Sachin Adarkar

Telephone: (415) 593-5433

Facsimile: (415) 840-0086

Delivery of this notice of guaranteed delivery to an address other than that shown above or transmission of instructions via a facsimile number other than the one listed above will not constitute a valid delivery.  You must deliver this notice of guaranteed delivery and any other required documents to us.  Deliveries to any other person will not be forwarded to us and therefore will not constitute valid delivery.

You cannot use this notice of guaranteed delivery form to guarantee signatures.  If a signature on the letter of transmittal is required to be guaranteed by an “eligible guarantor institution” (as defined in Section 3 of the offer to purchase for cash) under the instructions to the letter of transmittal, such signature guarantee must appear in the applicable space provided in the signature box on the letter of transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Prosper Inc., a Delaware corporation (“Prosper” or “we” or “us”), the number of shares indicated below, at the price per share indicated below, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the offer to purchase for cash and the related letter of transmittal (which together, as they may be amended and supplemented from time to time, constitute the “Offer”) and the receipt of which is hereby acknowledged.  This tender is being made pursuant to the guaranteed delivery procedure set forth in Section 3 of the offer to purchase for cash.  Unless otherwise indicated, all references to shares are to shares of Prosper’s Series A Preferred Stock, par value $0.01 per share, and its Series B Preferred Stock, par value $0.01 per share.

NUMBER OF SHARES BEING TENDERED HEREBY: ______ SHARES

CONDITIONAL TENDER
(See Instruction 11 of the letter of transmittal)

A tendering stockholder may condition his, her or its tender of shares upon Prosper purchasing a specified minimum number of the shares tendered, as described in Section 6 of the offer to purchase for cash.  Unless Prosper purchases at least the minimum number of shares you indicate below pursuant to the terms of the Offer, Prosper will not purchase any of the shares tendered below.  It is the tendering stockholder’s responsibility to calculate that minimum number and each stockholder should consult his, her or its own tax advisor in doing so.  Unless you check the box immediately below and specify, in the space provided, a minimum number of shares that Prosper must purchase from you if Prosper purchases any shares from you, Prosper will deem your tender unconditional.

☐	The minimum number of shares that Prosper must purchase from me, if Prosper purchases any shares from me, is: _______ shares.

If, because of proration, Prosper will not purchase the minimum number of shares from you that you designate, Prosper may accept conditional tenders by random lot, if necessary.  However, to be eligible for purchase by random lot, a conditionally tendering stockholder must have tendered all of his, her or its shares.  To certify that you are tendering all of your shares if conditional tenders are purchased by random lot, check the box below.

☐	The tendered shares represent all shares held by the undersigned.

STOCKHOLDERS COMPLETE AND SIGN BELOW

Please type or print

Certificate No.(s) (if available):	Signature(s) of Stockholder(s)
Date:
Date:
Date:

Name(s) of Record Stockholder(s)	Area Code & Phone No.:	Address(es) of Stockholders:

GUARANTEE OF DELIVERY

(Not to be used for Signature Guarantee)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an “Eligible Guarantor Institution”), guarantees the delivery of the shares tendered hereby to Prosper, in proper form for transfer, together with a properly completed and duly executed letter of transmittal and any other required documents, all within three business days of the date hereof.

Name of Firm:

Authorized Signature:

Title:

Address:

Zip Code:

Area and Telephone Number:

Dated:

DO NOT SEND STOCK CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY.  STOCK CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.